Exhibit 3.37
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
THE BUN BASKET, INC.
     Pursuant to the provisions of the Michigan Business Corporation Act, as amended, being Act 284 of the Public Acts of 1972, as amended (“Act”), the undersigned corporation executes the following Amended and Restated Articles of Incorporation:
     1. The present name of the corporation is The Bun Basket, Inc.
     2. The corporation identification number (CID) assigned by the Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division (“Bureau”) is 072-053.
     3. The date of filing the Original Articles of Incorporation was August 26, 1981 (“Original Articles of Incorporation”).
     The following Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and shall be the Articles of Incorporation for the corporation.
Article 1
Name
     The name of the corporation is The Bun Basket, Inc.
Article 2
Purpose
     The purpose or purposes for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Act.
Article 3
Authorized Shares
     The total number of shares of capital stock which the Company shall have authority to issue is 1,520,000 which are divided into two (2) classes as follows:
GOLD SEAL APPEARS ONLY ON ORIGINAL

(a) 20,000 shares of Series A Preferred Stock, with the rights and preferences designated in Part A below (the “Preferred Stock”); and
(b) 1,500,000 shares of Common Stock, with the rights and preferences designated in Part B below (the “Common Stock”).
     PART A. Terms Applicable to Preferred Stock
     Section 3A.1. Liquidation.
     3A.1.1 Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all shares of Preferred Stock held by such holder, plus all accrued and unpaid dividends thereon.
     3A.1.2. Insufficient Funds. If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the cash and other property available for distribution to the stockholders of the Company (the “Distributable Funds”) shall be insufficient to permit the payment to the holders of Preferred Stock of the full preferential amount set forth in Section 3A.1.1 above, then the Distributable Funds shall be distributed to the holders of Preferred Stock, ratably in proportion to the number of shares of Preferred Stock held by each such holder on the date of liquidation, dissolution or winding up of the Company. The value of property other than cash and securities shall be its fair market value as reasonably determined by the Board.
     3A.1.3 Remaining Funds. If any of the Distributable Funds shall remain after the payment to the holders of Preferred Stock of the full preferential amount set forth in Section 3A.1.1 above, then such remainder shall be distributed ratably to the holders of Common Stock.
     3A.1.4 Notice. The Company will mail written notice of any liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of Preferred Stock.
     Section 3A.2. Dividends.
     3A.2.1 General Obligation.
          (a) When and as declared by the Board and to the extent legally permissible, the Company will pay preferential dividends as provided in this Section to the holders of the Preferred Stock.

Except as otherwise provided herein, dividends on each share of Preferred Stock will accrue cumulatively on a quarterly basis at the rate of ten percent (10%) per annum of the Liquidation Value thereof, from and including the date of issuance of such Preferred Stock. Such dividends will accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends after the date hereof shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities. The date on which the Company initially issues any Preferred Stock will be deemed to be its “date of issuance” regardless of the number of times transfer of such Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Preferred Stock.
          (b) March 31, June 30, September 30 and December 31 of each year shall constitute “Dividend payment Dates” for purposes hereof. Commencing upon the earlier of: (i) January 1, 2002, or (ii) such other date as the Board shall determine, all dividends accrued and unpaid on a Dividend Payment Date shall be due and payable to the holders of the Preferred Stock on such Dividend Payment Dates. To the extent not paid on each Dividend Payment Date (which non-payment shall not constitute an Event of Noncompliance as defined in Section 3A.4.7 until the date(s) set for redemption as set forth in Sections 3A.4.1 through 3A.4.3) all dividends which have accrued on each share of Preferred stock shall be accumulated and shall remain accumulated and unpaid dividends with respect to such share of Preferred Stock until paid. Interest at the rate of ten percent (10%) per annum shall accrue and be paid on all accrued and unpaid dividends.
     3A.2.2 Distribution of Partial Dividend Payments. If at any time the Company declares less than the total amount of dividends then accrued with respect to the Preferred Stock, such dividends will be payable to the holders of the Preferred stock, ratably in proportion to the number of shares of Preferred Stock held by each such holder on the date such dividends were declared.
     Section 3A.3. Voting Rights. The Preferred Stock shall not have any voting rights.
     Section 3A.4. Redemptions.
     3A.4.1 Redemption Events.
          (a) Optional Redemption. At any time the Company may elect to redeem all or any portion of the Preferred Stock in increments of $500,000 or more held by a holder at a price per share equal to the Liquidation Value thereof plus any accrued and unpaid dividends thereon (the “Redemption Price”).
          (b) Mandatory Redemption. At the earlier of (i) the completion of a Public Offering in which the gross proceeds raised are $10 million or more (a “Qualified Public Offering”) , (ii) the Sale of the Company, or (iii) January 1, 2005, the Company shall redeem all of the Preferred Stock held by a holder at the Redemption Price.
     3A.4.2 Notice of Redemption. The Company will mail written notice of any redemption, not less than 60 days prior to the redemption date stated therein, to each recordholder of Preferred Stock (a “Redemption Notice”) ; provided, however, that in connection with a redemption consummated in connection with a Qualified Public Offering, a Redemption Notice shall only be required to be mailed as contemplated by the Qualified Public Offering.
     3A.4.3 Redemption Payment. For each share of Preferred Stock that is to be redeemed, the Company shall be obligated to pay to the holder thereof (upon surrender by such holder at the Company’s principal office of the certificate representing such Preferred Stock) an amount in immediately available funds equal to the Redemption Price of such Preferred Stock. If the funds of the Company legally available for redemption of the Preferred Stock on such date (a “Redemption Date”) are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available shall be used first, to pay any and all accrued and unpaid dividends on the Preferred Stock to be redeemed, and thereafter, to redeem the Preferred Stock to the redeemed on such Redemption Date, paid to the holders of the Preferred Stock ratably in proportion to the number of shares of Preferred Stock held by each such holder on the Redemption Date. At any time thereafter when additional funds of the Company are legally available for the redemption of Preferred Stock, such funds shall immediately be used to redeem the balance of the Preferred Stock which the Company had become obligated to redeem but had not redeemed (including any dividends accrued but unpaid since the Redemption Date), paid to the holders of the Preferred Stock ratably in proportion to the number of shares of Preferred Stock held by each such holder on the date such funds become legally available. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of shares of unredeemed Preferred Stock shall be issued to the holder thereof without cost to such holder within three (3) business days after surrender of the certificate representing the redeemed Preferred Stock-
     3A.4.4 Determination of Each Holder‘s Series A Preferred Stock to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions under Section

3A.4.1 shall be the number of shares of Preferred Stock equal to (i) the total number of shares of Preferred Stock to be redeemed from all holders of Preferred Stock, times (ii) the quotient derived by dividing the total number of shares of Preferred Stock then held by such holder by the total number of shares of Preferred Stock then outstanding.
     3A.4.5 No Rights After Redemption. No shares of Preferred Stock are entitled to any dividends declared after the date on which the full Redemption Price of such Preferred Stock plus all accrued and unpaid dividends thereon is paid to the holder thereof. On such date all rights of the holder of such Preferred Stock shall cease, and such Preferred Stock shall no longer be deemed to be outstanding.
     3A.4.6 Redeemed or Otherwise Acquired Stock. Any Preferred Stock that are redeemed or otherwise acquired by the Company shall be considered authorized but unissued shares.
     3A.4.7 Events of Noncompliance.
          (a) An Event of Noncompliance shall be deemed to have occurred:
          (i) If the Company fails to make any payment with respect to the Preferred Stock that it is obligated to make hereunder (and such failure continues for a period of thirty (30) days after the Company receives notice of the occurrence thereof);
          (ii) If the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent, or any order for relief with respect to the Company is entered under the United States Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (x) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days.
          (b) If any Event of Noncompliance shall have occurred, the holders of a majority of the Preferred Stock then outstanding may demand by written notice delivered to the Company immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per share equal to the Redemption Price. The Company shall give prompt written notice of any such election to the other holders of Preferred Stock (but in any event within five days after the receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder’s Preferred Stock by giving written notice thereof to the Company within seven (7) days after receipt of the Company’s notice. If any holder or holders of the Preferred Stock demands immediate redemption of all or any portion of such holder’s Preferred Stock pursuant to the terms of this Section 3A. 4.7, the Company shall pay to such holder or holders the aggregate Redemption Price of the Preferred Stock requested to be redeemed by such holder or holders within ten (10) days after receipt of the initial demand for redemption; provided that if at any time after the requisite number of holders of Preferred Stock shall have demanded immediate redemption pursuant to this Section 3A.4.7, such holders may, by written notice to the Company, rescind and annul such demand for immediate redemption and its consequences.
     Section 3A.5. Miscellaneous.
     3A.5.1 Registration of Transfer. The Company will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the company will, at the request of the record holder of such certificate, execute and deliver (at the Company’s expense, excluding taxes imposed on such issuance) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificates.
     3A.5.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
     3A.5.3 Amendment and Wavier. No amendment, modification or waiver will be binding or effective with respect to any provision of Part A of these Articles without the prior written consent of the holders of at least fifty-one percent (51%) of the Preferred Stock outstanding at the time such action is taken; provided, that no action will discriminate against any holder of Preferred Stock other than as a result of a difference in the number of shares of Preferred Stock held by such holders.
     3A.5.4 Notices. Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (a) to the Company, at its principal executive offices and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Company (unless otherwise indicated in writing, by such holder).
     PART B. Terms Applicable to Common Stock
     Section 3B.1. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and after the payment of any preferential amounts to be distributed to the holders of Preferred Stock, the remaining Distributable Funds shall be distributed to the holders of Common Stock, ratably in proportion to the number of shares of Common Stock that each such holder holds.
     Section 3B.2. Dividends. The Board may declare a dividend or distribution upon the Common Stock only at such time as the preferential dividends upon the Preferred Stock to the extent such stock may be entitled thereto, shall have been paid or declared and set apart for payment. Dividends or distributions so declared by the Board shall be paid to the holders of Common Stock ratably in proportion to the number of shares of such Common Stock held by each such holder on the date as of which the holders of such Common Stock of record entitled to receive such dividends or distribution were determined.
     Section 3B.3. Voting Rights.
          (a) Except as otherwise provided by law and the Company’s Bylaws and Stockholders Agreement, the shares of Common Stock shall have voting rights and the registered holders of such shares shall be entitled to receive notice of all meetings of the stockholders of the Company and to one vote for each share of Common Stock standing in the name of the holder on the books of the Company on each and every matter to come before the stockholders for vote or decision.
     Section 3B.4. Dissolution. The holders of the Common Stock, by majority vote, may require dissolution of the Company, at will and at any time. The holders of the Common Stock who voted in favor of the Company’s dissolution may elect from amongst themselves one person who is authorized and empowered to execute and file on behalf of the Company a certificate of dissolution and such other documents and/or certificates as are necessary or desirable to effectuate the Company’s dissolution.
     PART C. Definitions
     “Board” means the Company’s Board of Directors.
     “Junior Securities” means any equity securities of the Company other than the Preferred Stock.
     “Person” means an individual, a partnership, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
     “Public Offering” means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
     “Qualified Public Offering” has the meaning set forth for such term in Section 3A.4.1(b) above.
     “Sale of the Company” means the sale, transfer or other disposition (including by merger, consolidation or other business combination), by the Company of (i) all of the equity securities of the Company or (ii) all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis.
     “Liquidation Value” of any share of Preferred Stock as of any particular date will be equal to $450.00 (adjusted for any divisions, whether by stock split, stock dividend or otherwise, or combinations, whether by reverse stock split or otherwise, of the preferred Stock).

Article 4
Registered Office and Resident Agent
     The street address and mailing address of the corporation’s initial registered office and the name of the Corporation’s resident agent at that address are:
     Name of Resident Agent: Frederick P. Spica
Street Address and
Mailing Address of
Registered Office: 1661 28th Street, S.W.
Grand Rapids, MI 49508
Article 5
Other Provisions
5.1 Personal Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:
     (a) Any breach of the director’s duty of loyalty to the Corporation or its shareholders;
     (b) Any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
     (c) A violation of Section 551(1) of the Act;
     (d) A transaction from which the director derived an improper personal benefit; or
     (e) An act or omission occurring before the effective date of these Amended and Restated Articles of Incorporation.
     Any repeal, amendment or other modification of this Section shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or other modification. If the Act is amended after this Section becomes effective to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.
5.2 Action by Written Consent. Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within sixty (60) days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to shareholders who have not consented in writing.
5.3 Reorganization. When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them, or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.
5.4 Merger/Dissolution. The Corporation shall not merge with another corporation, agree to a share exchange, sell, lease, exchange or otherwise dispose of all, or substantially all of its assets, other than in the usual and regular course of its business, or voluntarily dissolve and liquidate its assets, without the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares entitled to vote thereon.

5.5 Indemnification. The Corporation shall indemnify its directors, officers, employees, and agents to the full extent permitted under the Act.
5.6 Amendment. The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation and to add additional articles hereto, in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders herein are granted subject to this reservation. Except as a greater voting requirement may be specified by a provision of the Act, these Amended and Restated Articles of Incorporation may be amended only by the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote.
Article 6
Duration of Corporation
     The duration of the Corporation is perpetual.
Article 7
Effective Date
     The effective date of these Amended and Restated Articles of Incorporation shall be August 31, 1998.
     These Amended and Restated Articles of Incorporation were duly adopted on August 25, 1998, by the written consent of all of the shareholders entitled to vote in accordance with Section 407(2) of the Act.
     The undersigned, being the President of The Bun Basket, Inc. has signed these Amended and Restated Articles of Incorporation on August 25, 1998.

The Bun Basket, Inc., a Michigan corporation
By:	/s/ Robert W. Spica
Robert W. Spica, President

Prepared by and after
filing return to:
Michael Campbell
Miller, Canfield, Paddock and stone
1200 Campau Square Plaza Building
99 Monroe Avenue, N.W.
Grand Rapids, MI 49503
(616) 454-8656

Michigan Department of Consumer and Industry Services
Filing Endorsement
This is to Certify that the CERTIFICATE OF CORRECTION — CORPORATION for
THE BUN BASKET INC.
ID NUMBER: 072053
received by facsimile transmission on March 17, 2000 is hereby endorsed
Filed on March 17, 2000 by the Administrator.
The document is effective on the date filed, unless a
subsequent effective date within 90 days after
received date is stated in the document.
Effective Date: March 31, 1998.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 17th day of March, 2000.
, Director
Corporation, Securities and Land Development Bureau

Mar-17-00 12.36m From-MILLER CANFIELD +6167766322 T-859 P 02/02 F-820
C&S 518 (8/96)
MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES — CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
Date Received (FOR BUREAU USE ONLY)
Name Michael Campbell, Esq. EFFECTIVE DATE:
Address 1200 Campau Square, 99 Monroe Ave NW
City State Zip
Grand Rapids MI 49503
Document will be returned to the name and address you enter above.
CERTIFICATE OF CORRECTION
For use by Corporations and Limited Liability Companies (Please read information and instructions on last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate :
1. The name of the corporation or limited liability company is : The Bun Basket, Inc.
The identification number assigned by the Bureau is : 072-053
3.The corporation or limited liability company is formed under the laws of the State of Michigan
4. That Amended and Restated Articles of Incorporation
(Title Of Document Being Corrected)
were filed by the Company effective August 31, 1998 and that said document requires correction.
5. Describe the inaccuracy or defect contained in the above named document:
Article 3, Section 3a.4.1(b) contained an erroneous provision requiring mandatory redemption of the preferred shares of the Company.
6. The Document is corrected as follows :
Article 3, Section 3a.4.1(b) is deleted in its entirely and replaced with the following:
(b) Mandatory Redemption. At the earlier of (i) the completion of a public offering in which the gross proceeds raised are $10 million or more (a “Qualified Public Offering”), or (ii) the sale of the Company, the Company shall redeem all of the Preferred Stock held by a holder at the Redemption Price.
READ INSTRUCTION #7 Signed this 15th day of March, 2000 BEFORE SIGNING By:
Robert W. Spica, President
(Type or print name and title)

BCSCD-520 (Reg. 7/03)
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
(FOR BUREAU USE ONLY)
Date Received APR 18 2000
This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
FILED APR 18 2000
Administrator CORP. SECURITIES & LAND DEV. BUREAU
EFFECTIVE DATE:
Name 517-663-2525 Ref # 02976
Address Attn: Cheryl J. Bixby MICHIGAN RUNNER SERVICE ___ P.O. BOX 266 Zip Code City Eaton Rapids, MI 48827
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT For use by Domestic and Foreign Corporations and Limited Liability Companies (Please read information and instructions on reverse side)
Pursuant to the provisions of Act 284, Public Acts of 1972(profit corporations), Act 162, Public
Acts of 1982(nonprofit corporations),or Act 23, Public Acts of 1993(limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:
1. The name of the corporation or limited liability company is:
THE BUN BASKET, INC.
2. The identification number assigned by the Bureau is: 072053
3. a. The name of the resident agent on file with the Bureau is: FREDERICK P. SPICA
b. The location of the registered office on file with the Bureau is:
1661 28TH STREET S.W., GRANT RAPIDS, MICHIGAN 49508 (Street Address) (City) (Zip Code)
c. The mailing address of the above registered office on file with the Bureau is:
SAME Michigan (Street Address or P.O. Box ) (City) (Zip Code)
ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD
4. a. The name of the resident agent is: CSC-LAWYERS INCORPORATING SERVICE (COMPANY)
b. The address of the registered office is:
601 ABBOTT ROAD, EAST LANSING, Michigan 48823 (Street Address) (City) (Zip Code)
c. The mailing address of the above registered office IF DIFFERENT THAN 4B is:
SAME Michigan (Street Address or P.O. Box ) (City) (Zip Code)
5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: Its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.
6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.
Signature Type or Print Name and Title Date Signed
GOLD SEAL APPEARS ONLY ON ORIGINAL

BCSCD-520 (Rev. 7/03)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
DEC 17 2003	
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

FILED

DEC 18 2003

Administrator
BUREAU OF COMMERCIAL SERVICES

EFFECTIVE DATE:

Ph. 517-663-2525 Ref #87162
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. BOX 266
Eaton Rapids, MI 48827

Document will be returned to the name and address you enter above.
If left blank document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is:
   The Bun Basket, Inc

2. The identification number assigned by the Bureau is: 072053

3. a. The name of the resident agent on file with the Bureau is: CSC-Lawyers Incorporating Service (Company)

   b. The location of the registered office on file with the Bureau is:
   601 Abbott Rd. (Street Address) East Lansing (City), Michigan 48823 (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:
   Same (Street Address or P.O. Box) (City), Michigan (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: The Corporation Company

   b. The address of the registered office is:
   30600 Telegraph Road, Bingham Farms, (Street Address) (City), Michigan 48025 (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:
   (Street Address or P.O. Box) (City), Michigan (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
C.G. Huber	C.G. HUBER JR., SECRETARY	12/8/03

M0061 - 10/2003 C T System Online

$5.00 156853 ackCICK

GOLD SEAL APPEARS ONLY ON ORIGINAL